Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	May 8, 2009

BUTLER NATIONAL CORPORATION PLANS TO OPEN BOOT HILL CASINO AND RESORT IN DODGE CITY, KANSAS IN DECEMBER 2009

Olathe, Kansas, May 8, 2009, - Butler National Corporation (OTC Bulletin Board BUKS) a recognized provider of professional management services in the gaming industry, announces passage of significant milestones in the development of the Boot Hill Casino and Resort in Dodge City, Kansas. Butler National Service Corporation (BNSC), a wholly owned subsidiary, is the approved manager of the Southwest Gaming Zone and has an approved contract with the Kansas Lottery to manage and develop a casino in Dodge City, Kansas.

Pictures of the construction progress have been placed on the Butler National website at www.butlernational.com showing enclosure of the casino facility.

The facility is being developed under an agreement to lease a build-to-suit, turn-key casino in northwest Dodge City, Kansas with BHC Development (BHCD). BHCD hired the general contractor for the casino and the casino is currently under construction on a one hundred acre parcel of land. BNSC is in the process of completing the sale of the one hundred acre parcel to BHCD. BNSC will continue to own the land adjacent to the parcel being sold.

BNSC has an agreement to provide management with assistance from Navegante to its new subsidiary BHCMC, L.L.C. (BHCMC). BHCMC, a Kansas-owned limited liability company, is jointly owned by BNSC and BHC Investment Company, L.C. (BHCI). Currently BNSC and BHCI own 99.6% and 0.4% respectively in BHCMC. BHCI has an approved option to purchase an additional 39.6% in BHCMC at a future date and subject to completion of the required background investigations by the Kansas Racing and Gaming Commission.

Clark Stewart, President and CEO of Butler National Corporation said, "We believe we have assembled a team of outstanding professionals that will provide a first-class destination casino and resort to Southwest Kansas. Casino construction in Dodge City is progressing on schedule toward a December 2009 opening."

"Based on the management structure and projections we have provided to the Kansas Lottery, we believe Boot Hill Casino and Resort will generate a rough order of magnitude value for EBITDA of approximately $1.0, $3.0, $4.0, $4.5, and $5.0 million over the next five fiscal years for BNSC. We all know that unknowns may significantly influence these numbers up or down."

"We are excited about the building progress to date. Currently, there are approximately 100 people involved with the project. We remain hopeful that any remaining roadblocks can be resolved in a timely fashion. We look forward to the opening of Boot Hill Casino and Resort and to providing an additional economic boost to the State of Kansas."

About Butler National Corporation:

Butler National Corporation operates in the Aerospace and Services business segments.  The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing/Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Hawker/Beechcraft business aircraft.  Services include electronic monitoring of water pumping stations, temporary employee services, Indian gaming services and administrative management services.

Forward-Looking Information:

The information set forth above may include "forward-looking" information as outlined in the Private Securities Litigation Reform Act of 1995. The Cautionary Statements and Risk Factors, filed by the Company as Exhibit 99 to the Company's Annual Report on Form 10-K and Section 1A of Form 10-K, are incorporated herein by reference and investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION CONTACT:

Craig D. Stewart, Investor Relations
Butler National Corporation
19920 W. 161st Street
Olathe, KS  66062
Public Relations Phone: 214-498-7775
Fax: 913-780-5088

Jim Drewitz, Public Relations
jim@jdcreativeoptions.com
Direct Investor Relations
Phone office 830-669-2466

For more information, please visit the Company web site: www.butlernational.com -End-